Exhibit 99.1

B2Digital Celebrates Successful Live MMA Event as Sold-Out Strikehard 55 Draws Record PPV Audience

TAMPA, FL, August 31, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to report that Strikehard 55 LIVE was a tremendous success before a sold-out crowd. A new Company record Pay-Per-View viewership watched an action-packed night of MMA, headlined by a stunning Treston Vines knock-out and a new Strikehard Pro Lightweight title for Sean Fallon.

“The highlight of the night was simply that it happened,” remarked Greg P. Bell, Chairman & CEO of B2Digital. “We were able to plan out, set up, put on, and carry off a truly successful live sports event. That gives us tremendous confidence about the rest of the fall B2 fight event season, including our next two events in September.”

The fight card was strong from top to bottom. In the co-main event, up-and-comer Treston Vines handed Bryan McDowell a bloody second-round knock-out defeat. In the main event, Sean Fallon was able to take care of business across three hard-fought rounds to secure a unanimous decision victory over Ruben Warr, thereby grabbing the vacant Strikehard Pro Lightweight belt in a rematch that avenged his loss to Warr last year.

“We were thrilled to be putting on Fight Night again,” commented Chris Lytle, Executive in charge of Fighter Development and the B2 Official Training Facilities Network. “The fighters were so excited to compete. It created a tremendous atmosphere at the event. Win, lose, or draw – everyone there had a great attitude and a great night!”

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

About B2Digital Inc.

ith extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Marketing & Branding Agency

2037 Lemoine Avenue

Fort Lee, NJ 07024

info@TigerGMP.com

www.TigerGMP.com